SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/x/ Preliminary Proxy Statement

/ / Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
 240.14a-12

                              THE TODD-AO CORPORATION
                  (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box:

/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), 14a-6(i)(2)
or  Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a)(2) and identity the filing for which the offsetting fee was paid previously, Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:




                                        PRELIMINARY COPY 02/01/96

                                          THE TODD-AO CORPORATION
                                                        900 N. Seward Street
                                                Los Angeles, California 90038

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                         March 19, 1996

To the Stockholders:

     The Annual Meeting of Stockholders of The Todd-AO Corporation, a Delaware corporation, will be held at Todd-AO Studios, 900 N. Seward Street, Los Angeles, CA 90038 on March 19, 1996, at 10:30 a.m. for the following purposes:

     1.  To elect a Board of Directors.

     2. To extend the expiration date of the 1986 Option Plan from August 31, 1996: (i) to August 31, 1997 with respect all outstanding non-qualified stock options presently scheduled to expire on 08/31/96 (relating to an aggregate of 167,960 Class A Shares); and (ii) to August 31, 1998 with respect to one half of such options.

     3. To increase the number of shares reserved for issuance under the 1995 Stock Option Plan from 440,000 to 770,000.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on February 9, 1996 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND
RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.  THE
ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE
UNITED STATES.

DATED: February    , 1996
                                                   /s/ Dan Malstrom
                                                        Dan Malstrom
                                                           Secretary



                                     THE TODD-AO CORPORATION
     PROXY STATEMENT FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

                               TABLE OF CONTENTS

Description                                                                 Page

Information Concerning the Meeting                         1
    Record Date and Voting Rights                              1
    Voting of Proxies; Revocability                             1
    Ownership by Naify Interests                                 1
    Solicitation of Proxies                                            1
    Beneficial Ownership of Certain Persons               2
Election of Directors                                                   2
     Director Nominees                                                 2
    Meetings                                                                 5
    Committees                                                             5
    Compensation Committee Interlocks
    and Insider Participation                                         5
    Other Officers                                                         6
Executive Compensation                                            6
     Summary Compensation Table                              6
     Option/SAR Grants Table                                     7
     Option/SAR Exercises and Value Table               7
Employment Agreements                                           8
Report of the Compensation Committee                    8
Report of the Stock Option/SAR Committee             9
Section 16(a) Reporting                                             9
Stock Performance Graph                                          9
Stock Options and Stock Appreciation Rights          10
     1986 Stock Option Plan                                       10
     1991 Stock Appreciation Rights Plan                  10
     1994 Stock Option Plan                                       11
     1995 Stock Option Plan                                       11
Proposal to Extend and Amend
the 1986 Stock Option Plan                                      11
     General                                                                11
     Purpose for Amendment                                     11
     Description of Amendment                                 12
     New Plan Benefit Table                                      12
     Additional Information                                        13
Proposal to Amend the 1995 Stock Option Plan      13
	General                                                       13
	Purpose for Amendment                            13
	Description of Amendment                        13
	Additional Information                              13
Independent Auditors                                               14
Stockholder Proposals                                              14
Transaction of Other Business                                 14

PAGE 1

                             THE TODD-AO CORPORATION
                                            900 N. Seward Street
                                Los Angeles, California 90038

     The accompanying proxy is solicited by the Board of Directors of The Todd-AO Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on March 19, 1996 at 10:30 a.m., and at any adjournment of the meeting, for the purposes set forth in the accompanying notice.

INFORMATION CONCERNING THE MEETING

Record Date and Voting Rights

      Only stockholders of record as of the close of business on February 9, 1996 are entitled to notice of and to vote at the meeting. On that date there were outstanding 6,378,027 shares of Class A Stock and 1,703,639 shares of Class B Stock. The holders of shares of Class A and Class B Stock are entitled to, respectively, one vote and ten votes for each share held. Stockholders are not entitled to cumulate their votes in connection with the election of directors.

Voting of Proxies; Revocability

    If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, they will be voted FOR the election of management nominees for directors and FOR Proposals 2, 3 and 4. Any stockholder may revoke his or her proxy at any time before it has been exercised by written notice to the Company, by submission of a proxy bearing a later date or by voting in person at the meeting.

Ownership by Naify Interests

     On the record date for this meeting, the Naify Interests owned of record and beneficially 3,067,871 shares of Class A Stock (43.77% of the total outstanding Class A Stock) and 1,703,639 shares of Class B Stock (97.51% of the total outstanding Class B Stock) and have over 80% of the combined voting power of both classes of stock. As a result, stockholder approval of the proposals is virtually assured, notwithstanding negative votes by other stockholders.

Solicitation of Proxies

     Solicitation of proxies in the accompanying form is made by the Board of Directors and the cost thereof will be borne by the Company. In addition to the use of the mails, management may solicit proxies by telephone, telegraph and personal interview. Brokers, nominees and other similar record holders will be requested to forward soliciting material to persons who have a beneficial interest in the Class A Stock registered in the name of such nominees and will be reimbursed for their reasonable out-of-pocket expenses by the Company.

     This Proxy Statement was first mailed to stockholders on or about February 16, 1996.

PAGE 2

          BENEFICIAL OWNERSHIP OF CERTAIN PERSONS

     The following table sets forth certain information as of February 9, 1996 with respect to the beneficial ownership of the Company's Class A and Class B Stock by each person who is known to the Company to own beneficially more than 5% of the outstanding shares, based on share amounts furnished by the respective persons:


                                                                Class A and B Stock Beneficially Owned
                                                                               as of February 9, 1996:

                                                            Number of Shares(1)              Percent(1)
Name and Address                               Class A    Class B             Class A    Class B
Heine Securities (2)                              652,442        --	                    9.30%         --
Corporation
  51 JFK Parkway
  Short Hills, NJ 07078

Salah M. Hassanein                               500,443        --                    7.14%        --
   514 Via de la Valle
   Suite 300A
   Solana Beach, CA 92075

Naify Interests (3)                                3,067,871   1,703,639         43.77%     97.51%
  172 Golden Gate Avenue
  San Francisco, CA 94102
</TABLE.>

Notes:
(1)  All share and percentage amounts assume the issuance of 631,060 Class A
 Shares underlying stock options exercisable within 60 days which are deemed beneficially owned by the optionees.

(2)  Schedule 13G filed on 2/10/95 by Heine Securities Corporation and
Michael F. Price indicates that Heine Securities Corporation has sole investment discretion and voting authority with respect to the Class A shares, which are legally owned by one or more of its investment advisory clients.

(3) The Naify Interests (consisting of Marshall Naify, Robert A. Naify, various members of their families and trusts for the benefit of such members)
 may be deemed to constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934. Additional information concerning the beneficial ownership of Marshall Naify and Robert Naify is set forth in the table contained in the next section.

                                          ELECTION OF DIRECTORS

     At the meeting a Board of twelve directors will be elected to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Each of the nominees was elected at the Annual Meeting of Stockholders on February 7, 1995.
Election of each nominee requires the affirmative votes of a majority of the total combined votes of the Class A and Class B shares.

Director Nominees

	Set forth on the following pages is certain information concerning director nominees which is based on data furnished by them. Messrs. A. C.
 Childhouse, Richard Hassanein, Salah Hassanein, Marshall Naify and Robert
 A. Naify were formerly associated in various capacities with United Artists
 Communications, Inc., which has since been acquired by Tele-
Communications, Inc.

PAGE 3



                             Company Position;                                 Class A and B Stock Beneficially Owned
                             Business Experience During                                   as of February 9, 1996:

Nominees for	During Past Five Years;                        Number of Shares                             Percent
Directors	Age and Other Information                   Class A      Class B                    Class A  Class B


A.C.                     Director of the Company.                      41,087             --                         .59%      --
Childhouse          Mr. Childhouse, age 86, is an
                            investor and has been a
                            director of the Company
                            since 1964.

J. R. DeLang        Executive Vice President of the             52,800(1)       --                           .75%      --
                             Company's Todd-AO Studios
                             division.  Mr. DeLang, age 40,
                             was previously Todd-AO Studios'
                             Vice President of Sales and
                             Marketing (1988-90) and its
                             Director of Sales and Marketing
                             (1987-88).  He was first elected
                             a director of the Company in 1993.

Richard C.           Executive Vice President of                    15,400(1)      --                             .22%      --
Hassanein            the Company's Todd-AO Studios
                            West subsidiary since 1995.
                            Mr. Hassanein, age 44, was
                            previously the Executive Vice
                            President of the Company's
                            Todd-AO Studios East subsidiary
                            and an independent representative
                            for film and television producers.
                            He is the son of Salah M. Hassanein
                            and was first elected a director
                            of the Company in 1993.

Salah M.              President and Chief Operating                 500,443(1)       --                         7.14%        --
Hassanein            Officer of the Company and a director
                            since 1962.  Mr. Hassanein, age 74, was the
                            President of Warner Bros. International
                            Theatres Co. until June 30, 1994.  He is also a
                            principal in SMH Entertainment, Inc. and
                            a director of Laser Video Network.

Herbert L.            Director of the Company.                           26,386          --                         .38%      --
Hutner                 Mr. Hutner, age 87, is a
                            financial consultant and
                            has been a director of the
                            Company since 1987.

Christopher	President of Todd-AO Studios 	            59,400(1)       --                       .85%         --
D. Jenkins	(since 1990) and previously its
		Vice President.  Mr. Jenkins, age 41,
		has been a director of the Company
		since 1987.



                             Company Position;                                 Class A and B Stock Beneficially Owned
                             Business Experience During                                   as of February 9, 1996:
Nominees for       During Past Five Years;                        Number of Shares                             Percent
Directors              Age and Other Information                   Class A      Class B                    Class A  Class B


Robert I.              Consultant to the Company.                 72,789(1)         --                       1.04%         --
Knudson              Mr. Knudson, age 70, served as
                             President of Todd-AO/Glen Glenn
                             Studios until 1990 and has been
                             a director of the Company since
                             1983.

Marshall               Co-Chairman and Co-CEO of the    1,040,302        678,839               14.84%      38.85%
Naify                    Company and a director since 1974        (1)(2)                  (2)
                             Mr. Naify, age 75, is an investor and
                             the brother of Robert A. Naify.

Michael S.          Director of the Company.                    210,963(4)          --                     3.01%          --
Naify                  Mr. Naify, age 33, was previously
                           a Vice President of the Company.
                           Prior thereto, he was a student
                           and the owner of  an import/export
                           business.  He is the son of Marshall
                           Naify and was first elected a
                           director of the Company in 1993.

Robert A.           Co-Chairman and Co-CEO of the        1,065,914       906,290            15.21%        51.87%
Naify                  Company and a director since 1959.         (1)(3)                (3)
                            Mr. Naify, age 73, has a variety of
                            business interests and is a director
                            of Tele-Communications, Inc.

Robert J.               Mr. Naify, age 32, is a Vice President  100,053(4)          --               1.43%                --
Naify                    of Excelsior Management
                             Corporation, which is owned by
                             the Naify Interests and administers
                             certain of their investments.
                             From 1990-92, he was involved
                             in operations at Todd-AO/Glen Glenn
                             Studios and prior thereto participated
                             in the construction and operation of
                             a Spanish golf course.  Mr. Naify
                             is the son of Robert A. Naify and was
                             first elected a director of the Company
                             in 1993.

Zelbie                  Director of the Company.                           4,400           --                   .06%           --
Trogden               Mr. Trogden, age 59, has been a
                            financial consultant and a director of
                            Citadel Holding Corporation and Fidelity
                            Federal Bank since 1993.  Prior thereto, he held
                            various executive positions with Bank of
                           America and Security Pacific National Bank.
                           He was first elected a director of the
                           Company in 1994.


All Directors
and Executive
Officers as a
Group
(15 Persons)                                                                      3,211,437      1,585,129       45.82%   90.72%


Notes on Stock Ownership:

(1) Includes stock options exercisable within 60 days by Messrs. DeLang,
R. Hassanein, S. M. Hassanein, Jenkins, Knudson, Marshall Naify, R. A. Naify, Trogden and other executive officers as a group to purchase, respectively, 52,800, 14,300, 110,000, 59,400, 40,700, 50,050, 50,050, 4,400 and 12,100
Class A Shares.

(2) Includes 30,166 Class A Shares held by a trust for which Mr. Naify is both a trustee and a beneficiary. Excludes 106,092 Class A Shares held by an independent trustee for the benefit of three of Mr. Naify's children. Mr. Naify disclaims ownership of the shares held by the independent trustee.

(3) Excludes 461,212 Class A Shares held of record or beneficially by Mr. Naify's adult children and grandchildren as to which he disclaims beneficial ownership.

(4) Includes 40,062 and 21,439 Class A Shares held by trusts of which Michael
S. Naify and Robert J. Naify are the respective beneficiaries.

     Additional information concerning the beneficial ownership of Marshall Naify and Robert A. Naify and their families is set forth under the caption "BENEFICIAL OWNERSHIP OF CERTAIN PERSONS." By reason of their stock ownership and their positions with the Company, Robert A. Naify and Marshall Naify may be deemed to be "control persons" of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission.

Meetings

     During the fiscal year ended August 31, 1995, the Board of Directors held five meetings. The only directors who failed to attend at least 75% of the meetings of the Board of Directors were Robert A. Naify and Robert J. Naify.

Committees

     The Company has an Executive Committee composed of Messrs. Salah Hassanein, Marshall Naify and Robert A. Naify. The functions of the Executive Committee include acting on matters which by reason of time limitations cannot be acted upon by the Board of Directors and studying matters which are anticipated to be considered by the Board in the future. During the fiscal year ended August 31, 1995, the Executive Committee held no formal meetings, but met informally on a number of occasions.

     The Company also has Compensation and Audit Committees each consisting of Messrs. Childhouse, Hutner and Trogden. The principal functions of the Compensation Committee are to review and make recommendations to the Board of Directors concerning executive compensation. The Compensation Committee acted once during the fiscal year ended August 31, 1995. The Audit Committee makes recommendations to the Board concerning the engagement of independent auditors, reviews the auditing engagement, its results and the Company's internal accounting controls, and directs investigations into matters within the scope of its functions. The Audit Committee met once during the fiscal year ended August 31, 1995.

     A Committee consisting of Messrs. Childhouse and Hutner administers the Company's Stock Option Plans and its Stock Appreciation Rights Plan. This Committee acted three times during the fiscal year ended August 31, 1995.

Compensation Committee Interlocks and Insider Participation

    None of the members of the Compensation Committee is an employee of the Company.

Other Officers

    Information concerning the officers of the Company who are not also directors is incorporated by reference from pp. 8-9 of the Annual Report on Form 10-K which was mailed concurrently with this Proxy Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Directors receive no cash compensation for their services as directors. The following table shows, for the years ended August 31, 1995, 1994 and 1993, all forms of compensation for the Chief Executive Officer and each of the most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 for the year ended August 31, 1995.


                                                                                                     Long-Term Compensation
                                                         Annual Compensation             Awards      Payouts
                                                                                    Other        Restricted           LTIP
                                                                                    Annual      Stock                   Pay-
Name and                                                        Bonus   Comp.     Awds. Options/    outs    All Other
Principal Position           Year    Salary($)        ($)       ($)           ($)        SARs (#)   ($ ) Compensation ($)


Robert A. Naify            1995      5,000            --            --              --          66,000      --         --
Co-Chairman of            1994         --               --            --              --         110,000     --         --
the Board and               1993          --               --            --              --              --          --         --
Co-Chief Executive
Officer
The Todd-AO
Corporation

Marshall  Naify             1995      5,000            --            --              --          66,000      --       --
Co-Chairman of            1994         --               --            --              --         110,000     --        --
the Board and                1993         --               --            --              --              --          --        --
Co-Chief Executive
Officer
The Todd-AO
Corporation

Salah M. Hassanein      1995  100,001(1)      --             --               --           66,000      --      --
President and COO      1994  100,000(1)      --             --                --         110,000       --     --
The Todd-AO               1993  100,000(1)      --             --               --              --           --       --
Corporation

J.R. DeLang (1)            1995    293,942        --             --               --            44,000      --   19,168(2)
Executive Vice             1994    203,876        --             --               --               --            --    3,073(2)
Todd-AO Studios         1993    192,347        --              --              --               --           --     3,229(2)

Christopher D. Jenkins 1995   465,981(3)    --             --               --             44,000      --    3,385(3)
President                       1994   471,920(3)    --              --               --               --           --    4,146(3)
Todd-AO Studios         1993    296,506(3)    --              --               --               --            --   3,632(3)



PAGE 8

Notes to Summary Compensation Table:

(1) Amounts shown as salary include professional fees of $80,000 for 1995, 1994 and 1993.

Notes to Summary Compensation Table (Continued):

(2) Amounts shown as "All Other Compensation" represent contributions made by the Company under a collective bargaining agreement to the Motion Picture Industry Pension Plan on Mr. DeLang's behalf.

(3) Amounts shown as salary include compensation of $365,981, $388,586 and $246,506 for 1995, 1994 and 1993 respectively attributable to services as a sound mixer. Amounts shown as "All Other Compensation" represent contributions made by the Company under a collective bargaining agreement to the Motion Picture Industry Pension Plan on Mr. Jenkins' behalf.


                                  Option/SAR Grants Table

     The following table shows all individual grants of stock options and stock appreciation rights ("SARs") during the fiscal year ended August 31, 1995 to each of the executive officers named in the Summary Compensation Table.



			Option/SAR Grants in Last Fiscal Year
									Potential
									Realizable Value at
									Assumed Annual
									Rates of Stock Price
									Appreciation
                                                 Individual Grants				for Option Term
					    % of
					    Total
					    Options/
					    SARs
				Options/    Granted to   Exercise
				    SARs     Employees   or Base
				Granted      in Fiscal       Price           Expiration
Name				     (#)             Year          ($/Sh)             Date          5%  ($)    10%  ($)

Robert A. Naify			    66,000          11.38%      4.95     4/18/2000      90,261         199,454
Marshall Naify			    66,000          11.38%      4.95     4/18/2000      90,261         199,454
Salah M. Hassanein		    66,000          11.38%      5.06     8/31/2004    193,787         482,831
J. R. DeLang			    22,000            3.79%      4.73     8/31/2004      65,015         164,580
J. R. DeLang			    22,000            3.79%      5.06     8/31/2004      64,596         160,944
Christopher D. Jenkins		    11,000            1.90%      4.73     8/31/2004      32,508           82,290
Christopher D. Jenkins		    33,000            5.69%      5.06     8/31/2004      96,894         241,415


                           Option/SAR Exercises and Value Table

The table on the following page shows each exercise of stock options and SARs during the fiscal year ended August 31, 1995 by each of the executive officers named in the Summary Compensation Table, together with the respective aggregate values of unexercised options and SARs as at August 31, 1995:


                                            Aggregated Option/SAR Exercises in Last Fiscal Year
                                                            and FY-End Option/SAR Values

										Value of
							        Number of                Unexercised
							       Unexercised            In-the-Money
							       Options/SARs        Options/SARs
							        FY-End (#)               FY-End ($)

                                        Shares Acquired			      Exercisable/              Exercisable/
Name                              on Exercise (#)     Value Realized ($)	      Unexercisable           Unexercisable


Robert A. Naify                           --                         $ 75,000             28,050/147,950     $171,595/$866,916

Marshall Naify                            --                         $ 75,000             28,050/147,950     $171,595/$866,916

Salah M. Hassanein                    --                         $112,500             74,800/101,200     $408,962/$658,126

J. R. DeLang                               --                         $ 35,000              44,000/22,000       $273,194/$114,567

Christopher D. Jenkins               --                         $ 53,750              50,600/15,400        $317,418/$79,011


Employment Agreements

     The Company has Employment Agreements with Messrs. Jenkins and
DeLang. Under Mr. Jenkins' agreement (dated January 1, 1994 and expiring December 31, 1996) compensation for sound mixing services is paid on an hourly basis at 300% of the minimum union rate. Mr. Jenkins receives an additional $100,000 per year for management and administrative services. The agreement with Mr. DeLang (dated October 1, 1994 and expiring September
30, 1997) provides for a salary of $285,000 for the twelve months ending 09/30/95, $300,000 for the twelve months ending 09/30/96 and $320,000 for the twelve months ending 09/30/97.

     Neither of the foregoing agreements involve any termination or change-in-control payments. The Company's Stock Option Plans provide that the unvested portion of the awards will become vested and exercisable in connection with a change-in-control.

REPORT OF THE COMPENSATION COMMITTEE

     Securities and Exchange Commission rules require a disclosure of the Compensation Committee's policies applicable to the Company's executive officers with respect to compensation reported for the fiscal year ending August 31, 1995. During the fiscal year, the Compensation Committee approved a new employment agreement with J. R. DeLang. Mr. DeLang's compensation is commensurate with his responsibilities and consistent with that earned by other executives of comparable experience. Compensation levels for the Company's full time executives are generally determined primarily by reference to competitive levels for individuals of like experience in similar positions and by prior performance with the Company rather than by relationship to corporate performance.

     The Company's compensation policy is to provide a reasonably competitive level of current compensation to its executives together with long term equity incentives, the value of which depends upon performance that increases value to the stockholders. The Company does not presently pay cash bonuses to its executives and the equity incentives consist solely of stock options vesting over five year periods, which the Committee believes encourages commitment and provides benefits directly related to corporate performance.

                                             COMPENSATION COMMITTEE

                                             A. C. Childhouse
                                            Herbert L. Hutner
                                            Zelbie Trogden

REPORT OF THE STOCK OPTION/SAR COMMITTEE

     During fiscal 1995 the Committee approved the grant of replacement stock options for an aggregate of 385,990 Class A Shares in connection with the exercise of a like number of Stock Appreciation Rights ("SARs") outstanding under the Company's 1991 SAR Plan, including 66,000 shares each for Messrs. Marshall Naify, Robert A. Naify and Salah M. Hassanein, 44,000 Class A Shares each to Messrs. Chris Jenkins and J. R. DeLang and an aggregate of 24,750 shares to other officers and directors. The replacement options were issued to encourage the exercise of existing SARs, in order to reduce the Company's cash compensation expense and to minimize the impact of fluctuations in the Company's stock price upon corporate earnings. In addition to the replacement options, the Committee approved the issuance of new options to Messrs. Christopher Jenkins and J. R. DeLang (relating to 11,000 and 22,000 shares respectively) in view of their performance and consistent with the Company's policy of providing long term equity incentives which correspond to the performance of the Class A Stock.

                                                      STOCK OPTION/SAR COMMITTEE

                                                      A. C. Childhouse
                                                      Herbert L. Hutner


                              SECTION 16(a) REPORTING

     Section 16(a) of the Exchange Act requires the Company's officers, directors and 10% shareholders to file reports of ownership with the SEC and to provide the Company with copies of such filings. Based upon inquiries made and a review of the copies received, the Company believes that its executive officers, directors and 10% shareholders were in compliance with
Section 16(a) for the fiscal year ended August 31, 1995, except for Messrs. Coburn Haskell (Form 3 filing reporting appointment as Vice President/Controller) and Silas Cross (Form 4 filing reporting exercise of stock option).

                            STOCK PERFORMANCE GRAPH

    The graph on the following page compares the yearly percentage change in the cumulative total shareholder return on the Company's Class A Common Stock during the five years ended August 31, 1995 with the cumulative total return on the NASDAQ Stock Market Index (U. S. Companies) and a selected peer group index consisting of NASDAQ stocks with a Standard Industrial Classification similar to the Company's.

                                                               (GRAPH)


                                               The Todd-AO Corporation
                                          Five Year Performance Comparison

                                                           Year End Data

                                                      08/31/90    08/31/91    08/31/92    08/31/93    08/31/94    08/31/95


The Todd-AO Corporation            100.0           95.6            92.7          84.0          146.8           237.3

NASDAQ Stock Market                 100.0         141.9          153.9        203.0          211.4          284.4
NASDAQ Peer Group                    100.0           65.5            74.8        163.8          118.8          131.6
(SIC 7810-7819 US + Foreign)
Motion Picture Production
and Allied Services


                                 STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The Company presently has three stock option plans (the 1986 Stock Option Plan, the 1994 Stock Option Plan and the 1995 Stock Option Plan), and a recently terminated stock appreciation rights plan (the 1991 Stock Appreciation Rights Plan). All plans relate solely to Class A shares.

1986 Stock Option Plan

     The Company's 1986 Stock Option Plan (the "1986 Plan") was approved by the shareholders in July 1987. The 1986 Plan provides for the grant of incentive stock options (at not less than 100% of fair market value on the date of the grant), non-qualified stock options (at not less than 85% of fair market value on the date of the grant) or a combination thereof. An aggregate of 660,000 Class A Shares was originally reserved for issuance under the 1986
Plan, which is administered by the Stock Option/SAR Committee. Options to purchase an aggregate of 375,035 shares were outstanding under the 1986 Plan at February 9, 1996 as incentive and non-qualified options at exercise prices ranging from $2.03 to $5.06 per share. On February 7, 1995, the shareholders approved an extension of the termination date of the 1986 Plan until August 31, 2004 with respect to options for an aggregate of 213,675 shares granted on September 26, 1994. Nonqualified options to purchase an aggregate of 167,960 shares are fully vested and presently scheduled to expire on August 31, 1996. If Proposal No. 1 is approved, the termination date of the 1986 Plan with respect to these options will be extended in increments until August 31, 1997 and August 31, 1998.

1991 Stock Appreciation Rights Plan

    The Company's 1991 Stock Appreciation Rights Plan (the "1991 Plan") was approved by the shareholders in July 1991. The 1991 Plan provides for the grant to Company employees, directors and consultants of up to 660,000 stock appreciation rights ("SARs") which upon exercise entitle the grantee to receive cash equal to the difference between the fair market value of the stock at the date of exercise and the appreciation base, which in turn is usually the fair market value of the stock on the grant date. The 1991 Plan is also administered by the Stock Option/SAR Committee. An aggregate of 385,990 SARs were exercised during April and May of 1995 and a like number of stock options were issued under the 1995 Stock Option Plan. The remaining 11,000 SARs were exercised in January 1996, terminating the 1991 Plan.

1994 Stock Option Plan

The Company's 1994 Stock Option Plan (the "1994 Plan") was approved by the shareholders in August 1994. The 1994 Plan provides for the grant of incentive stock options (at not less than 100% of fair market value on the date of the grant), non-qualified stock options (at not less than 85% of fair market value on the date of the grant) or a combination thereof. An aggregate of 330,000 shares has been reserved for issuance under the 1994 Plan. All of those shares have been awarded to Salah Hassanein (at an exercise price of $3.26 per share) and Marshall Naify and Robert A. Naify
(at an exercise price of $3.59 per share) as incentive options to purchase 110,000 Class A Shares each. The options vest over a five year period commencing on September 1, 1994 and once vested terminate on August 31, 2003 (in the case of Mr. Hassanein) and 06/23/99 (in the case of Messrs. Naify and Naify). As of February 9, 1996, there were no options available for grant under the 1994 Plan and absent forfeitures it is not expected that any additional options will be awarded. The 1994 Plan is administered by the Stock Option/SAR Committee.

1995 Stock Option Plan

	The Company's 1995 Stock Option Plan (the "1995 Plan") was approved by the shareholders in February 1995. The 1995 Plan provides for the grant of incentive stock options (at not less than 100% of fair market value on the date of the grant), non-qualified stock options (at not less than 85% of fair market value on the date of the grant) or a combination thereof. An aggregate of 440,000 shares was originally reserved for issuance under the 1995 Plan. Options to purchase an aggregate of 421,960 shares were outstanding under the 1995 Plan at February 9, 1996 as incentive and non-qualified options at exercise prices ranging from $4.50 to $5.29 per share. The options vest over a five year period commencing on or near the date of grant and once vested terminate on August 31, 2004. As of February 9, 1996, there were 18,040 options available for grant under the 1995 Plan. If Proposal No 2 is adopted, the number of shares reserved for issuance under the 1995 Plan will be increased by 330,000. The 1995 Plan is administered by the Stock Option/SAR Committee.

                 PROPOSAL TO EXTEND AND AMEND
                    THE 1986 STOCK OPTION PLAN

General

     The Board of Directors proposes to extend the 1986 Stock Option Plan with respect to outstanding nonqualified options to purchase an aggregate of 167,960 shares, at exercise prices ranging from $2.03 to $2.96, which are presently scheduled to expire on August 31, 1996 (the "Expiring Options").
The proposed amendment would extend the term   of all Expiring Options until
August 31, 1997 and, with respect to 50% of the Expiring Options held by each optionee, until August 31, 1998.

Purpose for Amendment

     Generally, the holder of a non-qualified stock option is required to recognize at the time of exercise ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, whether or not the underlying shares are resold. In order to exercise the option the holder must make a cash payment equal to the sum of the income tax iability (which increases with the market price of the underlying shares) and exercise price. This is a significant cash outlay and in the short term most optionees can finance the option exercise only by simultaneously selling all or a part of the underlying shares.

     The Company encourages long term equity ownership by its employees but recognizes that under present circumstances most of the holders of Expiring Options will have no alternative but to sell a large proportion of the underlying shares on or prior to August 31, 1996. Accordingly, Proposal
No. 1 would extend the exercise date for all Expiring Options until August 31, 1997 and until August 31, 1998 with respect to 50% of the Expiring Options held by each optionee. The extensions are intended to provide the holders with additional time to plan the exercise of the Expiring Options in installments, to establish financing arrangements and in general to facilitate ongoing ownership of the underlying shares for those employees who wish to retain a continuing equity interest in the Company.

Description of Amendment

	Article I, Paragraph 7 of the 1986 Plan presently provides as follows:

"     7.  TERM OF PLAN
    Awards may be made under the Plan until August 31, 1996, the date of termination of the Plan. Notwithstanding the foregoing, all options granted under the Plan shall remain in effect until such options have been satisfied by the issuance of shares, or terminated in accordance with their terms and the terms of the Plan. Notwithstanding anything to the contrary herein, all options granted under the Plan after August 31, 1994 shall remain exercisable until a date no later than August 31, 2004."

     The proposed amendment would restate the last sentence of Article I, Paragraph 7 as follows:

Notwithstanding anything to the contrary herein: (i) all non-qualified options outstanding under the Plan as of March 19, 1996 shall remain exercisable until August 31, 1997 and one half of such outstanding non-qualified options held by each optionee shall remain exercisable until August 31, 1998; and (ii) all options granted under the Plan after August 31, 1994 shall remain exercisable until a date no later than August 31, 2004."

New Plan Benefit Table

    The foregoing amendments may be deemed equivalent to the creation of a new stock option plan for those individuals whose nonqualified options are being extended. The following table sets forth information regarding the expected benefits arising from Proposal No. 1 for each person named in the Summary Compensation Table and for the indicated groups:


                                                  NEW PLAN BENEFITS
                                  EXTENSION OF 1986 STOCK OPTION PLAN

Name and Principal Position                         Dollar Value ($)(1)          Number of Units

Robert A. Naify                                                       --                                          --
Marshall Naify                                                        --                                           --
Salah M. Hassanein                                                 --                                          --
J.R. DeLang                                                            --                                       22,000
Christopher D. Jenkins                                           --                                       11,000

Executive Group (2)                                               --                                       33,000

Non-Executive                                                        --                                       27,500(3)
Director Group

Non-Executive Officer                                           --                                      107,460
Employee Group


Notes to New Plan Benefit Table:

(1) Proposal No. 1 does not affect the exercise prices of the Expiring Options and thus there is no readily determinable dollar value associated with extended term.

(2) This group consists of all executive officers.

(3) This group consists solely of Robert I. Knudson.

Additional Information

    Adoption of the extension to the 1986 Plan requires the affirmative votes of a majority of the total combined votes of the Class A and Class B shares. The Board of Directors recommends a vote FOR this proposal.


                 PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN

General

     The Board of Directors proposes to amend the 1995 Stock Option Plan by increasing the number of shares reserved for issuance from 440,000 to 770,000.

Purpose for Amendment

     The 1995 Plan was approved by the shareholders on February 7, 1995. During April and May 1995 options to purchase an aggregate of 385,990 shares were issued in connection with the exercise of outstanding SAR awards. See "Report of the Stock Option/SAR Committee." Options for an aggregate of 38,500 shares have also been issued under the 1995 Plan independently of the SAR exercises. As of February 9, 1996, there were only 18,040 shares available for grant. The Board of Directors believes that it is in the Company's best interests to reserve an additional 330,000 shares for potential issuance to key personnel.

Description of Amendment

Section 3 of the 1995 Plan presently provides as follows:

"3. SHARES OF STOCK SUBJECT TO THE PLAN. The shares that may be issued under the Plan shall be authorized and unissued or reacquired shares of the Company's Class A Stock. The aggregate number of shares which may be issued under the Plan shall not exceed 400,000 shares of Class A Stock, unless an adjustment is required by Section 12. To the extent that options granted under the Plan terminate, expire or are canceled prior to exercise, new options may be granted with respect to such shares."

    The proposed amendment would substitute the number "770,000" for the number "400,000" in the second sentence of Section 3.

Additional Information

     Adoption of the 1995 Plan requires the affirmative votes of a majority of the total combined votes of the Class A and Class B shares. The Board of Directors recommends a vote FOR this proposal.

                              INDEPENDENT AUDITORS

    Deloitte & Touche serves as the Company's principal auditors. The Company does not presently intend to request a representative of this firm to attend the Annual Meeting.

                              STOCKHOLDER PROPOSALS

     If any stockholder intends to present a proposal for action at the Company's Annual Meeting to be held in 1997 and wishes to have such proposal set forth in management's proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before the later of (i) August 31, 1996, or (ii) a reasonable time before the proxy materials for the annual meeting are mailed to stockholders. Proposals should be addressed to the Company at 900 N. Seward Street, Los Angeles,
CA 90038  (Attention: Corporate Secretary).

                         TRANSACTION OF OTHER BUSINESS

    As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present to the meeting. If other matters are presented, proxies will be voted in accordance with management's judgment unless instructions to the contrary are given.

Dated: February  , 1996

                                           By Order of the
                                           Board of Directors
                                          /s/ Dan Malstrom
                                          Dan Malstrom, Secretary


Form of Proxy Card:

                                THE TODD-AO CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS MARCH 19, 1996
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                                 DIRECTORS

    The undersigned hereby appoints Robert A. Naify, Silas R. Cross and Dan Malstrom, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of The
Todd-AO Corporation to be held at Todd-AO Studios, 900 N. Seward
Street, Los Angeles, CA 90038, on March 19, 1996, at 10:30 A.M., and any adjournment(s) thereof, and to vote all shares of Class A or Class B Stock of The Todd-AO Corporation which the undersigned would be entitled to vote if personally present on the following:

	(1)  The election of twelve directors for the ensuing year.

FOR all nominees listed                   WITHOUT AUTHORITY
below (except as marked                  to vote for all
to the contrary below)                      nominees listed
                                                          below

	(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

     A. C. Childhouse, J. R. DeLang, Richard C. Hassanein, Salah M. Hassanein, Herbert L. Hutner, Christopher D. Jenkins, Robert I. Knudson, Marshall Naify, Michael S. Naify, Robert A. Naify, Robert J. Naify and Zelbie Trogden.

     (2) The extension of the expiration date of the 1986 Option Plan from August 31, 1996: (i) to August 31, 1997 with respect all outstanding non-qualified stock options presently scheduled to expire on 08/31/96 (relating to an aggregate of 167,960 Class A Shares); and (ii) to August 31, 1998 with respect to one half of such options.

FOR           AGAINST             ABSTAIN

     (3) The increase in the number of shares reserved for issuance under the 1995 Stock Option Plan from 440,000 to 770,000.

FOR           AGAINST      ABSTAIN

     (3) In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment thereof.

FOR           AGAINST            ABSTAIN

     THIS PROXY WILL BE VOTED AS DIRECTED.  IN THE ABSENCE
OF DIRECTIONS, THIS PROXY WILL BE VOTED FOR THE
ELECTION OF DIRECTORS NOMINATED BY MANAGEMENT AND
FOR PROPOSALS 2, 3 and 4.

                        Dated:                  , 1996

                          (Signature)

                         (Signature)
                                                   Please  sign exactly as
                                                   name appears at left.
                                                  Joint owners should each
                                                  sign. Attorneys,
                                                  administrators, trustees,
                                                  etc. should so indicate
                                                  when signing.

      STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND
       RETURN THIS PROXY PROMPTLY IN THE ENVELOPE
       PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN
        THE UNITED STATES.